Exhibit 10.1

May 15, 2009

Verified Transactions Corp
150-4170 Still Creek;
Burnaby, BC
V5C 6C6

Att: Danny Scammell

Verifysmart Corp (formerly Verified Capital Corp)
150-4170 Still Creek;
Burnaby, BC
V5C 6C6

Att: Casper de Beer

Dear Sirs:

Re: Joint Venture Agreement ("JV") made March 25, 2009

We are writing further to our discussions. We confirm that it is our mutual understanding and agreement that the JV has been satisfactorily performed by us, VerifySmart Corp. ("VSC") (Nevada), and that we have performed the required financial obligations of section 5.01 through both fund raising and joint venture cost sharing and accordingly VSC's obligations of section 5.01 are fully satisfied, the JV agreement is in full force and effect in good standing and VSC's revenue sharing right to 70% of the JV's revenue commences this date.

Please execute below to signify your consent and approval to the above.

Yours truly,

VerifySmart Corp


Per: /s/ Ralph Santos
   -------------------------------
   Ralph Santos
   President

The foregoing is hereby agreed effective the above date.

Verified Transactions Corp.             VerifySmart Corp (Verified Capital Corp)



Per: /s/                                Per: /s/
    Authorized Signatory                    Authorized Signatory